                                                                   Exhibit 11.1

SABA PETROLEUM COMPANY

Computation of Earnings Per Common Share
For the Six and Three Month Periods Ended June 30, 1996 and 1995

                                                                                   Six Months                Three Months
                                                                                  Ended June 30             Ended June 30
Primary Earnings                                                               1996         1995         1996           1995
                                                                           -----------   -----------  ------------  ------------
       Net income before minority interest in earnings of
           consolidated subsidiary                                         $ 1,590,510   $   110,305  $    813,400 $      98,173
       Minority interest in earnings of consolidated subsidiary               (100,647)            0       (79,025)            0
                                                                           -----------   -----------  ------------  ------------
       Net income available to Common                                      $ 1,489,863   $   110,305  $    734,375 $      98,173
                                                                           -----------   -----------  ------------  ------------
Primary Shares
       Weighted average number of Common Shares outstanding                  4,264,989     4,131,124     4,273,949     4,131,257
       Additional shares assuming issuance of shares underlying options        276,322       157,917       295,613       218,532
                                                                           -----------   -----------  ------------  ------------
       Primary Shares                                                        4,541,311     4,289,041     4,569,562     4,349,789
                                                                           -----------   -----------  ------------  ------------

Primary Earnings per Common Share
        Net income available to Common                                     $      0.33          0.03          0.16          0.02
                                                                           -----------   -----------  ------------  ------------

Fully Diluted Earnings
       Net income before minority interest in earnings of
          consolidated subsidiary                                          $ 1,590,510   $   110,305       813,400 $      98,173
       Minority interest in earnings of consolidated subsidiary               (100,647)            0       (79,025)            0
       Plus interest expense attributable to Debentures, net of
             related income taxes                                              396,164             0       200,842             0
                                                                           -----------   -----------  ------------  ------------

       Net income available to Common                                      $ 1,886,027   $   110,305  $    935,217 $      98,173
                                                                           -----------   -----------  ------------  ------------

SABA PETROLEUM COMPANY                                            Exhibit 11.1

Computation of Earnings Per Common Share
For the Six and Three Month Periods Ended June 30, 1996 and 1995


                                                                               Six Months                  Three Months
                                                                              Ended June 30                Ended June 30
                                                                            1996          1995          1996          1995
                                                                        ------------  ------------  ------------  ------------
Fully Diluted Shares
       Weighted average number of Common Shares outstanding                4,264,989     4,289,041     4,273,949     4,349,789
       Additional shares assuming issuance:
         Of shares underlying options                                        276,322             0       295,613             0
         Of convertible common shares @ $8.75 per share underlying:
           $11,000,000 from 1/1/96                                         1,257,143             0     1,257,143             0
           $1,650,000 from 2/7/96                                            150,235             0       188,571             0
       Less shares actually issued upon conversions                           (1,179)            0        (2,359)            0
                                                                        ------------  ------------  ------------  ------------

       Fully Diluted Shares                                                5,947,510     4,289,041     6,012,917     4,349,789
                                                                        ============  ============  ============  ============

Fully Diluted Earnings per Common Share
       Net income                                                       $       0.32          0.03          0.16          0.02
                                                                        ============  ============  ============  ============